Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
APRIL SALES RESULTS
New Albany, Ohio, May 10, 2007: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $204.6 million for the four-week period ended May 5, 2007 compared to net sales of $207.8 million for the four-week period ended April 29, 2006. April comparable store sales decreased 15% for the four-week period ended May 5, 2007, compared to the four-week period ended May 6, 2006. Total Company direct-to-consumer net sales increased 48% to $13.6 million for the four-week period ended May 5, 2007, compared to the four-week period ended April 29, 2006.
Year-to-date, the Company reported a net sales increase of 13% to $742.4 million from $657.3 million last year. Comparable store sales decreased 4% for the year-to-date period. Year-to-date, total Company direct-to-consumer net sales increased 43% to $43.5 million.
April 2007 Developments
•	Total Company net sales $204.6 million

•	Total Company direct-to-consumer net sales $13.6 million

•	Total Company comparable store sales decreased 15%

•	Abercrombie & Fitch comparable store sales decreased 13%

•	abercrombie comparable store sales decreased 18%

•	Hollister Co. comparable store sales decreased 17%

•	RUEHL comparable store sales decreased 6%
The Company expects to report net income per diluted share of $0.64 to $0.65 for the first quarter of fiscal 2007. Despite difficult selling conditions, the Company expects to achieve its projected growth primarily through prudent expense management.
The Company operated 355 Abercrombie & Fitch stores, 180 abercrombie stores, 396 Hollister Co. stores and 16 RUEHL stores in the United States at the end of fiscal April. The Company operated three Abercrombie & Fitch stores and three Hollister Co. stores in Canada, and one Abercrombie & Fitch store in London, England. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.
To hear the Abercrombie & Fitch pre-recorded April sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
The Company will release its first quarter results on Wednesday, May 23, 2007, after the close of the market and hold its conference call at 4:30 PM Eastern Time. At that time the Company will provide additional information about its first quarter results. To listen to the conference call, dial (800) 811-0667 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 981- 4901. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 5786431 or through www.abercrombie.com.
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For further information, call:	Thomas D. Lennox
Vice President, Corporate Communications
(614) 283-6751
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2007 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.